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                             CASH ACCUMULATION TRUST
                                BY-LAW AMENDMENT
                               dated JULY 25, 1990


VOTED: That Section 11.5 of the By-laws of the Trust be and is hereby amended by deleting the words "not more than 60 days" and replacing them with the words "not more than 90 days."


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